Report of Independent Registered Public Accounting Firm


The Board of Directors
LMP Capital and
Income Fund Inc.:


In planning and performing our audit of the financial statements of LMP Capital and Income Fund
Inc. (formerly Salomon Brothers Capital and Income Fund "Inc.), as of and for the year ended October 31, 2006, in"
accordance   with  the  standards  of  the  Public   Company
"Accounting Oversight Board (United States), we considered" "its internal control over financial reporting, including" "control activities for safeguarding securities, as a basis" for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to "comply with the requirements of Form N-SAR, but not for the" purpose of expressing an opinion on the effectiveness of the
Fund's    internal   control   over   financial   reporting.
"Accordingly, we express no such opinion."

The management of the Fund is responsible for establishing and maintaining effective internal control over financial "reporting. In fulfilling this responsibility, estimates and" judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide  reasonable assurance regarding the  reliability  of
financial   reporting  and  the  preparation  of   financial
statements  for  external purposes in accordance  with  U.S.
generally  accepted  accounting principles.   Such  internal
control   includes  policies  and  procedures  that  provide
reasonable   assurance   regarding  prevention   or   timely
"detection of unauthorized acquisition, use or disposition of" a fund's assets that could have a material effect on the financial statements.

"Because of its inherent limitations, internal control over" financial reporting may not prevent or detect misstatements. "Also, projections of any evaluation of effectiveness to" future periods are subject to the risk that controls may "become inadequate because of changes in conditions, or that" the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of "a control does not allow management or employees, in the" "normal course of performing their assigned functions, to"
prevent or detect misstatements on a timely basis. A "significant deficiency is a control deficiency, or" "combination of control deficiencies, that adversely affects" "the fund's ability to initiate, authorize, record, process" or report external financial data reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the fund's annual or interim financial statements that is more than inconsequential will not be prevented or detected. "A material weakness is a significant deficiency, or" "combination of significant deficiencies, that results in" more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.







Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant
deficiencies   or   material  weaknesses   under   standards
established by the Public Company Accounting Oversight Board "(United States). However, we noted no deficiencies in the" Fund's internal control over financial reporting and its "operation, including controls for safeguarding securities," that we consider to be a material weakness as defined above "as of October 31, 2006."

This report is intended solely for the information and use of management and the Board of Legg Mason Partners Capital and Income Fund Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




"New York, New York"
27-Dec-06